    As filed with the Securities and Exchange Commission on December 21, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PEREGRINE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                      95-3773312
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                            3611 VALLEY CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                    (Address of principal executive offices)
                     -------------------------------------

                       1999 NONSTATUTORY STOCK OPTION PLAN
                     -------------------------------------

                                 ERIC P. DELLER
                       VICE PRESIDENT AND GENERAL COUNSEL
                             PEREGRINE SYSTEMS, INC.
                            3611 VALLEY CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
           (Name, address and telephone number of agent for service)
                 -----------------------------------------------

                                    Copy to:
                             Douglas H. Collom, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304

====================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                            Maximum         Proposed Maximum     Proposed Maximum       Amount of
                                                          Amount to be       Offering Price          Aggregate        Registration
        Title of Securities to be Registered               Registered         Per Share (1)     Offering Price (1)         Fee
------------------------------------------------------ ------------------- -------------------- -------------------- ---------------
Common Stock ($0.001 par value) issuable under
   the 1999 Nonstatutory Stock Option Plan........          2,995,650             $19.38           $58,055,697.00       $15,326.70
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of Peregrine
     Systems, Inc. common stock as reported on the Nasdaq National Market on December 20, 2000.

====================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Peregrine Systems, Inc. ("Peregrine") hereby incorporates by reference in this registration statement the following documents:

     (a) Peregrine's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Peregrine's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000 filed pursuant to Section 13 of the Exchange Act.

     (c) Peregrine's Current Report on Form 8-K/A filed on May 22, 2000 pursuant to Section 13 of the Exchange Act.

     (d) Peregrine's Current Report on Form 8-K filed on June 29, 2000 pursuant to Section 13 of the Exchange Act (which incorporated certain financial statements, notes and reports in Peregrine's registration statement Form S-4 (File No. 333-367444))

     (e) Peregrine's two Current Reports on Form 8-K filed on November 3, 2000 pursuant to Section 13 of the Exchange Act.

     (f) Peregrine's Current Report on Form 8-K filed on November 13, 2000 pursuant to Section 13 of the Exchange Act.

     (g) Peregrine's Current Report on Form 8-K filed on November 14, 2000 pursuant to Section 13 of the Exchange Act.

     (h) Peregrine's Current Report on Form 8-K filed on December 11, 2000 pursuant to Section 13 of the Exchange Act.

     (i) The description of Peregrine's Common Stock contained in its Registration Statement on Form 8-A, filed March 7, 1997 pursuant to Section 12(g) of the Exchange Act.


     All documents subsequently filed by Peregrine pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article IX of Peregrine's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of Peregrine's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under the General Corporation Law of Delaware.

     Peregrine has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in Peregrine's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In June 2000, Peregrine completed its acquisition of Harbinger Corporation. Harbinger and some of its former officers and directors are defendants in outstanding shareholder litigation under which the plaintiffs have alleged causes of action for misrepresentation, violations of federal securities laws, and accounting improprieties. Harbinger is obligated under agreements with each of its officers and directors to indemnify them for the costs incurred in connection with defending themselves against this litigation and is obligated to indemnify them to the maximum extent permitted under applicable law if they are held liable. In connection with the acquisition, Peregrine agreed to honor these contractual arrangements. In addition, certain directors and officers of Harbinger became directors and officers of Peregrine following the acquisition.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

      4.1 Peregrine Systems, Inc. 1999 Nonstatutory Stock Option Plan.

      4.2 Form of Stock Option Agreement for 1999 Nonstatutory Stock
          Option Plan

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of KPMG LLP.

     23.3 Consent of Wilson Sonsini Goodrich & Rosati, P.C.
          (contained in Exhibit 5.1)

     24.1 Power of Attorney (see page II-4)

ITEM 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 20, 2000.


                                           PEREGRINE SYSTEMS, INC.

                                           By: /s/ STEPHEN P. GARDNER
                                               ----------------------
                                           Name:  Stephen P. Gardner
                                           Title: Chief Executive Officer and
                                                    Chairman

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard T. Nelson and Eric P. Deller and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                         TITLE                                        DATE
-------------------------------------         -----------------------------------------                -----------------
  /s/ STEPHEN P. GARDNER                      Chief Executive Officer (Principal                       December 20, 2000
-------------------------------------         Executive Officer) and Chairman
         Stephen P. Gardner

  /s/ MATTHEW C. GLESS                        Vice President Chief Financial Officer                   December 20, 2000
-------------------------------------         (Principal Financial Officer) and Director
         Matthew C. Gless

  /s/ CHRISTOPHER A. COLE                     Director                                                 December 20, 2000
-------------------------------------
         Christopher A. Cole

  /s/ JOHN J. MOORES                          Director                                                 December 20, 2000
-------------------------------------
         John J. Moores

  /s/ CHARLES E. NOELL, III                   Director                                                 December 20, 2000
-------------------------------------
         Charles E. Noell, III

  /s/ WILLIAM D. SAVOY                        Director                                                 December 20, 2000
-------------------------------------
         William D. Savoy

  /s/ THOMAS G. WATROUS, SR.                  Director                                                 December 20, 2000
-------------------------------------
         Thomas G. Watrous, Sr.


                                  EXHIBIT INDEX



   Exhibit
    Number      Document
   --------     --------
      4.1       Peregrine Systems, Inc. 1999 Nonstatutory Stock Option Plan.

      4.2       Form of Stock Option Agreement for 1999 Nonstatutory Stock Option Plan

      5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

     23.1       Consent of Arthur Andersen LLP.

     23.2       Consent of KPMG LLP.

     23.3       Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                (contained in Exhibit 5.1)

     24.1       Power of Attorney (see page II-4)